UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-A FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Sigma Labs, Inc.
(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico	87507
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, $0.001 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  X .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.      .

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.      .

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-212735	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the “Common Stock”), and Warrants to Purchase Common Stock, par value $0.001 per share (the “Warrants”), of Sigma Labs, Inc. (the “Registrant”).

Common Stock

The description of the Common Stock being registered pursuant to this Form 8-A that is set forth under the heading “Description of Our Securities” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-212735), as initially filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2016, and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A.

Warrants

The description of the Warrants being registered pursuant to this Form 8-A that is set forth under the heading “Description of Our Securities” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-212735), as initially filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2016, and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Sigma Labs, Inc.
Date	February 13, 2017
By	/s/ Mark J. Cola, President and Chief Executive Officer
*Print the name and title of the signing officer under such officer’s signature.